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                                                                 EXHIBIT 10.69
Loan No. 6869S4

                                 G U A R A N T Y

DATED:    June 25, 1996

PARTIES:

Guarantor:

Name:             SIERRA HEALTHSTYLES, INC., an Arizona corporation

Address:          5000 Via Estancia Miraval
                  Catalina, Arizona  85737

called "Guarantor", guaranteeing payment and performance by

Principal Debtor:

Name: NEXTHEALTH, INC., a Delaware corporation, formerly SIERRA TUCSON COMPANIES, INC., a Delaware corporation

Address:          16600 North Lago del Oro Parkway
                  Tucson, Arizona  85739

called "Debtor" to

Creditor:

Name:             MORTGAGES LTD., an Arizona corporation

Address:          2833 North Third Street
                  Phoenix, Arizona  85004

called "Creditor";

GUARANTY: 1. The Guarantor unconditionally guarantees and promises to pay and to perform to the Creditor, or order, on demand, the debt and other related obligations owed the Creditor by the Debtor described as follows:

The payment of all sums to be paid and the performance of all acts to be performed by Principal Debtor under that Promissory Note dated of even date herewith, secured by a certain Deed of Trust in the principal sum aggregating Four Million Dollars ($4,000,000.00), and executed in favor of Creditor, and its successors and assigns, together with all obligations and performances of Debtor due pursuant to the terms of the "Loan Agreement" and all other documents and instruments executed in connection with the Promissory Note and Loan Agreement (all said obligations and performances are collectively referred to as the "The Debt").

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GUARANTY
IRREVOCABLE: 2. This Guaranty is irrevocable. Guarantor guarantees the full payment and performance of the Debt without limitation of any kind.

CONSIDERATION: 3. Guarantor acknowledges that this Guaranty is given for valuable consideration to the Guarantor, whether or not given directly to the Guarantor. This Guaranty is given as an inducement to the Creditor to continue to extend credit to Debtor which, but for this Guaranty, the Credit would not have been extended.

GUARANTY
COMPREHENSIVE: 4. This Guaranty applies to the Debt in the most comprehensive sense including continuations or extensions of the Debt, increases or decreases in the amount of the Debt, renewals of the Debt and changes in any of the terms and conditions of the Debt.

GUARANTY
INDEPENDENT: 5. This Guaranty is the absolute and unconditional obligation of the Guarantor and is in addition to and independent of the obligations of the Debtor to the Creditor.

WAIVERS: 6. Guarantor waives each of the following:

         a) Any right to require the Creditor to make presentments or demands or to give notices of any kind, including, without limitation, demand for performance, notice of non-performance, protest, notice of protest, notice of dishonor, notice of acceptance of this Guaranty, notice of the existence, creation or incurrence of existing or of new debt, notice of modification, payment, default or change or action of any kind relating to the Debt guaranteed.

         b) Any defense to liability on this Guaranty based on any disability or other defense of the Debtor or based upon any cessation of the liability of the Debtor to the Creditor for any reason other than the payment of the Debt in full.

         c) Any right to require the Creditor to proceed against the Debtor.

         d) Any right to require the Creditor to proceed against any security held from the Debtor or from the Guarantor.

         e) The benefit of any statute of limitations pertaining to the Debt or to the Guaranty or affecting Guarantor's liability on this Guaranty or its enforcement.

         f) The benefits of any statutory provision limiting the liability of a surety, including without limitation, the provisions of Sections 12-1641 et. seq., of the Arizona Revised Statutes.

CONSENTS: 7. Guarantor consents that the Creditor, without affecting Guarantor's liability, may take any one or more of the following actions, at any one or more times:

         a) Renew, compromise, extend, accelerate or otherwise change the time for payment of, or the terms of, all or any part of the Debt.


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         b) Take security for the payment of this Guaranty or for payment of the
Debt, or both, and exchange, enforce, alter or release all or any part of any security.

         c) Add, release or substitute any one or more Guarantors.

         d) Assign the Debt in whole or part. This Guaranty shall automatically and proportionately follow any assignment of the Debt.

REMEDIES OF
CREDITOR: 8. Upon i) failure of Debtor to pay any part of the Debt when due, or
ii) failure of the Debtor to meet any obligation to the Creditor relating to the Debt, or iii) the initiation of any bankruptcy or insolvency proceedings by Debtor or by the Guarantor, or iv) the institution of any bankruptcy or insolvency proceedings against the Debtor or the Guarantor, or the seizure or retention of any of the property of the Debtor or of the Guarantor under claim of lien or by legal action, unless such proceeding, seizure or retention is dismissed, released, stayed or bonded against within ten (10) days or is being diligently and in good faith contested by appropriate proceedings, or v) any stated intention by the Debtor or by the Guarantor to default in payment or in performance of the Debt or upon this Guaranty, or any other circumstance reasonably indicating to the Creditor the inability or unwillingness of the Debtor or of the Guarantor to pay the Debt or to perform on this Guaranty; the Creditor, at its option, may do any one or more of the following, separately or concurrently and at any one or more times:

         a) Declare the entire amount of the Debt immediately due and payable.

         b) Reinstate the Debt in good standing upon payment of all delinquent payments, including accrued interest on delinquent payments, and performance of any other obligations of the Debtor in default.

         c) Proceed against the Debtor.

         d) Proceed against any security held from the Debtor or from Guarantor.

         e) Have from Guarantor the payment of all or any part of Debt, or the performance of any other obligation of the Debt or both.

         f) Maintain a lien upon, and right of setoff against, all money or other property of Guarantor which may be in or come into the possession or control of the Creditor, however held. The Creditor may exercise this lien or setoff without demand upon or notice to Guarantor. No act by the Creditor, or neglect or delay in acting, will waive the Creditor's rights of lien and setoff, except a specific written waiver by the Creditor.

         g) Take any other action permitted by law.

    The Creditor may exercise any of its remedies either or both by suit or without. The Creditor may proceed against the Debtor, or one or more Guarantors, or both the Debtor and one or more Guarantors, in any combination, at one or more times, and in one or more ways or suits. In all cases, and in addition to the Debt guaranteed, the Guarantor is liable to the Creditor for the


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Creditor's costs of enforcement of this Guaranty, including reasonable attorney's fees, whether or not suit is brought.

DEATH: 9. This Guaranty is binding upon the Guarantor, its successors and assigns, until payment is made in full of the Debt.

SUBORDINATION: 10. The Guarantor subordinates to the Debt owed by the Debtor to the Creditor any and all present or future debt of the Debtor owed to the Guarantor. Any payment of debt by the Debtor to the Guarantor, on demand by the Creditor to the Guarantor, shall be held by the Guarantor as trustee for the Creditor and paid over to the Creditor on account of the Debt of the Debtor to the Creditor, but without reducing the liability of the Guarantor to the Creditor under this Guaranty except to the extent of such payment over.

RIGHT TO PURCHASE: 11. The Creditor agrees that Guarantors may at any time purchase the Notes and have assigned the Deeds of Trust upon the payment to Creditor of all sums due under the Notes or secured by the Mortgage, including reasonable attorney's fees.

MISCELLANEOUS: 12. a) The Creditor need not inquire into the power of Debtor or of its officers, directors, or agents purporting to act on behalf of Debtor; and the Debt created in reliance upon the professed exercise of such powers is guaranteed by the Guarantor.

                   b) Notices and demands to the Guarantor may be given to the Guarantor at the address of the Guarantor shown on the first page. Payments, notices and demands are to be made or given to the Creditor at the address of the Creditor shown on the first page. Either may change its address for these purposes by giving prior written notice to the other party. Notices and demands given by registered or certified mail are effective when mailed; but if given otherwise are effective when received.

 . . . . . . . . . . . .

 . . . . . . . . . . . .

                  c) The word "Guarantor" refers to the above-named Guarantor and to any additional persons who may hereafter be added as Guarantors of the Debt, in which case this Guaranty will bind all Guarantors jointly and severally.

                                          SIERRA HEALTHSTYLES, INC., an
                                          Arizona corporation

                                          By:      _____________________________
                                                   JOHN H. SCHMITZ
                                          Its:     President
                                          "Guarantor"



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STATE OF ARIZONA                )
                                ) ss
County of ______________________)

         The foregoing instrument was acknowledged before me this ______ day of June, 1996, by JOHN H. SCHMITZ, the President of SIERRA HEALTHSTYLES, INC., an Arizona corporation, who acknowledged that he executed the foregoing instrument for the purposes herein contained on behalf of such corporation.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

- ------------------------------                   ------------------------------
My Commission Expires                            Notary Public


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